Exhibit 99.1

Gannett Announces Further Debt Repayment

MCLEAN, VA — February 3, 2023 — Gannett Co., Inc. ("Gannett", "we", "us", "our", or the "Company") (NYSE: GCI) announced today that the Company used proceeds of $21.3 million from real estate sales completed in January 2023 to reduce its first lien debt by $22.3 million. Approximately $5.0 million of the proceeds were used to repurchase approximately $6.1 million of 6.00% first lien notes due November 1, 2026 (the “2026 Senior Notes”), representing a discount to par. The remaining $16.3 million of proceeds were used to repay amounts under its five-year senior secured term loan facility (the “New Senior Secured Term Loan”).

“We continue to make meaningful progress in reducing our first lien debt, which will continue to lead toward an improved capital structure and stronger balance sheet. We expect to sell another $50 million to $60 million in real estate and other assets in 2023, the proceeds of which we expect to use to pay down debt. As a result, we expect to reduce our debt within the year by approximately $120 million through the sale of real estate and other assets, along with our scheduled quarterly amortization payments,” said Michael Reed, Gannett Chairman and Chief Executive Officer.

About Gannett

Gannett Co., Inc. (NYSE: GCI) is a subscription-led and digitally-focused media and marketing solutions company committed to empowering communities to thrive. With an unmatched reach at the national and local level, Gannett touches the lives of millions with our Pulitzer Prize-winning content, consumer experiences and benefits, and advertiser products and services. Our current portfolio of media assets includes USA TODAY, local media organizations in 43 states in the U.S., and Newsquest, a wholly owned subsidiary operating in the United Kingdom with more than 150 local news media brands. Gannett also owns digital marketing services companies branded LocaliQ, and runs one of the largest media-owned events business in the U.S., USA TODAY NETWORK Ventures. To connect with us, visit www.gannett.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our business outlook, our ability to create long-term stockholder value, our expectations, in terms of both amount and timing, with respect to debt repayment, our capital structure and balance sheet, our expectations regarding real estate and other asset sales, our strategy, our ability to achieve our operating priorities, our long-term opportunities, economic impacts, and future revenue trends and our ability to influence trends. The Company makes no guarantees or assurances that sales of any of the real estate or other asset sales in negotiation will close. Words such as "expect(s)", "believe(s)", "will", "outlook" and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties. These and other risks and uncertainties could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. The Company can give no assurance its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the risks and other factors detailed from time to time in the Company’s most recent Annual Report on Form 10-K, our quarterly reports on Form 10-Q, and our other filings with the Securities and Exchange Commission. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Except to the extent required by law, the Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

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For investor inquiries, contact:	For media inquiries, contact:
Matt Esposito	Lark-Marie Anton
Investor Relations	Corporate Communications
703-854-3000	646-906-4087
investors@gannett.com	lark@gannett.com

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